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                                                                     EXHIBIT 3.5

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                          CLARANT WORLDWIDE CORPORATION


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is:
Clarant Worldwide Corporation.

     2. The certificate of incorporation of the corporation is hereby amended by striking out the First Article thereof and by substituting in lieu of said Article the following new Article:

     "FIRST: The name of the corporation is Luminant Worldwide Corporation (the "Corporation")".

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228(a) and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Clarant Worldwide Corporation has caused this certificate to be signed by Guillermo G. Marmol, its authorized officer, this 22nd day of July, 1999.



                                   /s/ Guillermo G. Marmol
                                   --------------------------------------------
                                   Guillermo G. Marmol
                                   Title: President and Chief Executive Officer